Exhibit 99(s)

Power of Attorney

           I, Meyer Feldberg, the undersigned Director of UBS Credit & Recovery Fund, L.L.C. (the "Fund"), hereby authorize each of Philip Tazza and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: /s/ Meyer Feldberg Name: Meyer Feldberg Title: Director

Dated as of November 28, 2006

Power of Attorney

          I, Stephen H. Penman, the undersigned Director of UBS Credit & Recovery Fund, L.L.C. (the "Fund"), hereby authorize each of Philip Tazza and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: /s/ Stephen H. Penman Name: Stephen H. Penman Title: Director

Dated as of November 28, 2006

Power of Attorney

          I, George W. Gowen, the undersigned Director of UBS Credit & Recovery Fund, L.L.C, (the "Fund"), hereby authorize each of Philip Tazza and Douglas A. Lindgren, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: /s/ George W. Gowen Name: George W. Gowen Title: Director

Dated as of November 28, 2006